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                                                                    EXHIBIT 10.3

[COMERICA LOGO]    ADVANCE FORMULA AGREEMENT

As of February 18, 2005, this Agreement is made by TRINITY HEALTHCARE OF WINSTON-SALEM, INC., a Georgia corporation ("Debtor"), unto COMERICA BANK, a Michigan banking corporation ("Bank").

For and in consideration of the loans and other credit which Debtor may now or hereafter obtain or request from Bank which are secured pursuant to a Security Agreement dated February __, 2005, executed and delivered by Debtor unto Bank (the "Security Agreement"), and for other good and valuable consideration, Debtor agrees as follows:

1. FORMULA LOANS. The credit which Bank may now or hereafter extend to Debtor subject to the limitations of this Agreement and to the conditions and limitations of any other agreement between Debtor and Bank is identified as follows:

                        $2,000,000 demand line of credit

      and any extensions, renewals or substitutions thereof, whether in a greater or lesser amount, including any letters of credit issued thereunder ("Formula Loans").

2. ADVANCE FORMULA. Debtor warrants and agrees that Debtor's indebtedness to Bank for the Formula Loans shall never exceed the sum of:

      (a) the Applicable Percentage of its Eligible Accounts, as hereinafter defined; plus

      (b) thirty percent (30%) of its Eligible Inventory, as hereinafter defined.

3. FORMULA COMPLIANCE. If the limitations in paragraph 2, above, are exceeded at any time, Debtor shall immediately pay Bank sums sufficient to reduce the Formula Loans by the amount of such excess.

4. ELIGIBLE ACCOUNT. "Eligible Account" shall mean an Account (as hereinafter defined) arising in the ordinary course of Debtor's business which meets each of the following requirements:

      (a) it is not owing more than one hundred twenty (120) days after the date of the original invoice or other writing evidencing such Account;

      (b) it is not owing by an Account Debtor (as hereinafter defined) who has failed to pay fifty percent (50%) or more of the aggregate amount of its Accounts owing to Debtor within one hundred twenty
            (120) days after the date of the respective invoices or other writings evidencing such Accounts;

      (c) it is not owing by an Account Debtor who is the patient to whom the goods or services were provided that gave rise to such Account, or portion of such Account;

      (d) it arises from the sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account; or it arises from services rendered and such services have been performed;

      (e) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such Account Debtor or some other evidence of billing acceptable to Bank;

      (f) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered by Debtor to Bank;

      (g) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part;

      (h) it is subject to a first priority, properly perfected security interest in favor of Bank, and it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Bank;

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      (i)   it is not owing by a subsidiary or affiliate of Debtor;

      (j) it is not owing by an Account Debtor which (i) does not maintain its chief executive office in the United States of America or Canada,
            (ii) is not organized under the laws of the United States of America or Canada, or any state or province thereof, as applicable, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof;

      (k) unless it is an Account owing from Medicare, Medicaid or any other federal or state department or agency approved in writing by Bank, it is not an Account owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Bank's security interest in such Account;

      (l) it is not owing by an Account Debtor for which Debtor has received a notice of (i) the death of the Account Debtor or any partner of the Account Debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the Account Debtor,
            (iii) the appointment of a receiver for any part of the property of the Account Debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Account Debtor;

      (m) it is not an Account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the Account Debtor or insured by a surety company; and

      (n) it is not owing by any Account Debtor whose obligations Bank, acting in its sole discretion, shall have notified Debtor are not deemed to constitute Eligible Accounts.

      An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

      For purposes of this Agreement, an "Account" shall mean any right of Debtor to payment for goods sold or leased or for services rendered, but shall not include interest or service charges; and "Account Debtor" shall mean the person who is obligated on or under an Account.

5. ELIGIBLE INVENTORY. Unless stated otherwise in paragraph 13 below, "Eligible Inventory" (a) shall be valued at the lesser of (i) the lesser of the cost or present market value of Debtor's Inventory (as defined in the Michigan Uniform Commercial Code, as amended and in effect from time to time) determined in accordance with generally accepted accounting principles, consistently applied ("GAAP"), or (ii) n/a percent (___%) of the net orderly liquidation value of Debtor's Inventory, as determined by Bank; and (b) shall mean all of Debtor's Inventory which is in good and merchantable condition, which is not obsolete or discontinued, which would be properly classified as "raw materials" or as "finished goods inventory" under and in accordance with GAAP, which is subject to a first priority, properly perfected security interest in favor of Bank and which is located at one of the facilities identified on Schedule 1 annexed hereto (provided that if Debtor is not the fee owner of such facility, Bank has received a satisfactory landlord waiver or bailment and lien waiver executed by the fee owner of such facility), but excluding (1) Debtor's work-in-process inventory, consigned goods, inventory located outside the United States of America or Canada, (2) Inventory covered by or subject to a seller's right to repurchase, or any consensual or nonconsensual lien or security interest (including, without limitation, purchase money security interests) other than in favor of Bank, whether senior or junior to Bank's security interest, and (3) Inventory that Bank, acting in its sole discretion, after having notified Debtor, excludes. Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

6. CERTIFICATES, SCHEDULES AND REPORTS. Debtor will, within ten (10) days after and as of the end of each month, deliver to Bank agings of the Accounts and a schedule identifying each Eligible Account (not previously so identified) and reports as to the amount of Eligible Inventory. Debtor will from time to time deliver to Bank such additional schedules, certificates and reports respecting all or any of the Collateral (as defined in the Security Agreement), the items or amounts received by Debtor in full or partial payment of any of the Collateral, and any goods (the sale or lease of which by Debtor shall have given rise to any of the Collateral) possession of which has

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      been obtained by Debtor, all and as to such extent as Bank may request.
      Any such schedule, certificate or report shall be executed by a duly authorized officer of Debtor and shall be in such form and detail as Bank may specify. Any such schedule identifying any Eligible Account shall be accompanied (if Bank so requests) by a true and correct copy of the invoice evidencing such Eligible Account and by evidence of shipment or performance.

7. INSPECTIONS; COMPLIANCE. Debtor shall permit Bank and its designees from time to time to make such inspections and audits, and to obtain such confirmations or other information, with respect to any of the Collateral or any Account Debtor as Bank is entitled to make or obtain under the Security Agreement, and shall reimburse Bank on demand for all costs and expenses incurred by Bank in connection with such inspections and audits. Debtor shall further comply with all of the other terms and conditions of the Security Agreement.

8. DEFAULT. Any failure by Debtor to comply with this Agreement shall constitute a default under the Formula Loans and under the Security Agreement and the Indebtedness, as defined therein.

9. AMENDMENTS; WAIVERS. This Agreement may be amended, modified or terminated only in writing duly executed by Debtor and Bank. No delay by Bank in requiring Debtor's compliance herewith shall constitute a waiver of such right. The rights granted to Bank hereunder are cumulative, and in addition to any other rights Bank may have by agreement or under applicable law. This Agreement shall supersede and replace in their entirety any prior advance formula agreements in effect between Bank and Debtor. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to conflict of laws principles.

10. DEMAND BASIS FORMULA LOANS. Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Formula Loans are at any time on a demand basis, Debtor hereby acknowledges and agrees that the formula set forth in paragraph 2 hereof is merely for advisory and guidance purposes and Bank shall not be obligated to make any loans or advances under the Formula Loans, and, notwithstanding the terms of paragraph 3 above, Bank may at any time, at its option, demand payment of any or all of the Formula Loans, whereupon the same shall become due and payable.

11. DILUTION OF ACCOUNTS. In the event that Bank, at any time in its sole discretion, determines that the dollar amount of Eligible Accounts collectable by Debtor is reduced or diluted as a result of discounts or rebates granted by Debtor to the respective Account Debtor(s), returned or rejected Inventory or services, or such other reasons or factors as Bank deems applicable, Bank may, in its sole discretion, upon five (5) business days' prior written notice to Debtor, reduce or otherwise modify the percentage of Eligible Accounts included within the Advance Formula under paragraph 2(a) above and/or reduce the dollar amount of Debtor's Eligible Accounts by an amount determined by Bank in its sole discretion.

12. JURY WAIVER. DEBTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

13.   SPECIAL PROVISIONS:

      "Applicable Percentage" shall mean eighty percent (80%) less the Dilution Reserve.

      "Dilution Reserve" means a number of percentage points determined in good faith by Bank to reflect from time to time the number of percentage points by which Dilution exceeds ten percent (10%). The Dilution Reserve shall be determined on a rolling 12-month basis, adjusted upon receipt by Bank of any collateral audit.

      "Dilution" means a percentage derived by dividing (i) the aggregate amount of credits, returned goods, adjustments, deductions, setoffs and recoupments granted by Debtor or taken by all of Debtor's Account Debtors in any calendar month by (ii) the aggregate amount of Debtor's sales during the calendar month.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

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                                            DEBTOR:

Debtor's Chief Executive Office Address:    TRINITY HEALTHCARE OF WINSTON-SALEM,
                                            INC.
3918 West Point Boulevard
Winston-Salem, North Carolina 27103         By: _______________________________
                                                  SIGNATURE OF LAKSHU SUNDARAM
Accepted and Approved:
                                            Its:  Vice President of Finance
COMERICA BANK

By: ____________________________________
         SIGNATURE OF

Its: ____________________________________
         TITLE

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                                   SCHEDULE 1

1.    3918 West Point Boulevard, Winston-Salem, North Carolina 27103

2.    310 East 41st Street, Savannah, Georgia 31401

3.    541 Historic Highway 411, Demorest, Georgia

4. Suite 170, the Bostick Building, 9801 West Kincey Avenue, Huntersville Business Park, Huntersville, North Carolina 28078

5.    _________________________________________________--